As filed with the Securities and Exchange Commission on April 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0533927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(281) 295-1800

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Applied Optoelectronics, Inc. Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Stefan J. Murry

Chief Financial Officer

Applied Optoelectronics, Inc.

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478
(281) 295-1800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David C. Kuo

General Counsel

Applied Optoelectronics, Inc.

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(281) 295-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

General Instruction E Information

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plans are effective. Specifically, this Registration Statement is being filed to register 2,000,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Applied Optoelectronics, Inc. (the “Registrant”) for issuance under the Applied Optoelectronics, Inc. Amended and Restated 2021 Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 11, 2021 (File Nos. 333-257009, 333-253534, 333-223347, 333-230243, 333-236831, and 333-217871), June 17, 2022 (File No. 333-265711), and June 26, 2023 (File No. 333-272928), excluding reports that the Registrant filed with the Commission that were incorporated into such registration statements to maintain current information about the Registrant, pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 filed with the Commission on February 28, 2025;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 28, 2025, March 13, 2025, April 2, 2025, April 9, 2025 and April 10, 2025; and

(c)	The description of the Registrant’s Common Stock set forth in Exhibit 4.7 of the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023 filed with the Commission on February 23, 2024, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions thereof furnished by the Registrant, including, but not limited to, information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities hereby offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Common Stock Specimen (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2016 (File No. 001-36083)).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.
24.1	Powers of Attorney (included on the signature page hereto).
99.1	Applied Optoelectronics, Inc. Amended and Restated 2021 Equity Incentive Plan.
107	Filing Fee Table.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas on April 10, 2025.

APPLIED OPTOELECTRONICS, INC.

By:	/S/ CHIH-HSIANG (THOMPSON) LIN
Chih-Hsiang (Thompson) Lin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chih-Hsiang (Thompson) Lin and Dr. Stefan J. Murry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Date

/s/ Chih-Hsiang (Thompson) Lin	April 10, 2025
Chih-Hsiang (Thompson) Lin
President, Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ STEFAN J. MURRY	April 10, 2025
Stefan J. Murry
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ William H. Yeh	April 10, 2025
William H. Yeh
Director

/s/ Richard B. Black	April 10, 2025
Richard B. Black
Director

/s/ Che-Wei Lin	April 10, 2025
Che-Wei Lin
Director

/s/ ELIZABETH LOBOA	April 10, 2025
Elizabeth Loboa
Director

/s/ Min-Chu (Mike) Chen	April 10, 2025
Min-Chu (Mike) Chen
Director

/s/ Cynthia (Cindy) DeLaney	April 10, 2025
Cynthia (Cindy) DeLaney
Director